Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: James Mabry (843) 529-5593

South State Corporation Announces Early Termination of the Loss Share Agreements with FDIC

Columbia, SC (June 23, 2016) – South State Corporation (Nasdaq: SSB) (the “Company”) announced today that its wholly owned subsidiary, South State Bank (the “Bank”), has entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) on June 23, 2016, to terminate the loss share agreements.  The Bank has made a payment of $2.3 million to the FDIC as consideration for the early termination of the loss share agreements.  The agreements terminated include the following Single Family Shared-Loss Share Agreements (“SFSLA”) and Commercial Shared-Loss Agreements (“CSLA”):

Receivership	Agreements	Failure Date	City, State
Cape Fear Bank	SFSLA and CSLA	April 10, 2009	Wilmington, NC
Community Bank & Trust	SFSLA and CSLA	January 29, 2010	Cornelia, GA
Habersham Bank	SFSLA and CSLA	February 18, 2011	Clarkesville, GA
BankMeridian, N.A.	SFSLA and CSLA	July 29, 2011	Columbia, SC
Plantation Federal Bank	CSLA only	April 27, 2012	Pawleys Island, SC

The Cape Fear Bank agreement and the Plantation Federal Bank agreement were assumed in the acquisition of First Financial Holdings, Inc. on July 26, 2013.  All rights and obligations of the Bank and the FDIC under these FDIC loss share agreements have been eliminated pursuant to the early termination agreement.

In the second quarter of 2016, the Bank expects to record an after-tax charge of approximately $2.9 million, or $0.12 per share (diluted).  This charge results from the $2.3 million payment to the FDIC plus the write off of the remaining FDIC indemnification asset, net of the clawback, of $2.1 million, at March 31, 2016.

“The loss sharing agreements with the FDIC from the transactions above have allowed us to support these markets during and after the credit crisis and recession,” said John C. Pollok, CFO and COO, of South State Corporation.  “We believe this early termination of these loss share agreements will allow us to move forward by allocating our resources to more meaningful projects within our Bank, simplify our financial results and earn back the tangible book value dilution in less than one year.”

All assets previously classified as covered will become uncovered effective June 23, 2016, and the Bank will now recognize the full amount of all future charge-offs, recoveries, gains, losses, and expenses related to these previously covered assets, as the FDIC no longer will share in these amounts.  As of March 31, 2016, covered loans totaled approximately $101.6 million and covered other real estate owned totaled approximately $4.2 million.

South State Corporation is the largest bank holding company headquartered in South Carolina. Founded in 1933, the company’s primary subsidiary, South State Bank, has been serving the financial needs of its local communities in 24 South Carolina counties, 13 Georgia counties and 4 North Carolina counties for over 80 years. The bank also operates Minis & Co., Inc. and First Southeast 401K Fiduciaries, Inc., both registered investment advisors; and

First Southeast Investor Services, Inc., a limited purpose broker-dealer. South State Corporation has assets of approximately $8.7 billion, as of March 31, 2016, and its stock is traded under the symbol SSB on the NASDAQ Global Select Market. More information can be found at www.SouthStateBank.com.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank's loan and securities portfolios, and the market value of the Company's equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company's investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associated with, mergers and acquisitions within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integrations, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company's performance and other factors; and (21) other risks and uncertainties disclosed in the Company's most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.